UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Transocean Ltd. today announced that it expects its fourth quarter 2010 results to include an after-tax non-cash charge of $1.009 billion, or $3.16 per diluted share, resulting from the impairment of the Standard Jackup fleet. The impairment is due to projected declines in dayrates and utilization, which adversely impacted this asset group, and is calculated in accordance with U.S. generally accepted accounting principles. This impairment charge is based on current estimates and is subject to change. Transocean’s fourth quarter and full-year 2010 results are expected to be released on February 23, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The exhibit to this report furnished pursuant to item 8.01 is as follows:

Exhibit No.	Description

99.1	Press Release dated February 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 3, 2011	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated February 3, 2011